SMC Global Securities Limited

Index to Consolidated Financial Statements

Pages

Report of Independent Auditor

2

Consolidated Statements of Income for the years ended March 31, 2007,

2008 and 2009

3

Consolidated Balance Sheets as of March 31, 2008 and 2009

4

Consolidated Statements of Cash Flows for the years ended March 31, 2007,

2008 and 2009

6

Consolidated Statements of Changes in Shareholders’ Equity for the years ended March 31, 2007, 2008 and 2009

8

Notes to Consolidated Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited at March 31, 2009 and the results of their operations and their cash flows for the year in the period ended March 31, 2009 in conformity with accounting principles generally accepted in the United States of America. The financial statements of the Company as of March 31, 2008 were audited by other independent auditors. Those independent auditors expressed an unqualified opinion on the financial statements referred to in their report dated July 2, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

AJSH & Co.

Delhi, India

July 2, 2009

SMC Global Securities Limited

Consolidated Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2007	2008	2009	2009 Convenience translation into US$ (unaudited)
Commission income	355,176	626,938	538,287	10,582
Proprietary trading, net	212,636	592,972	609,823	11,988
Distribution income, net	21,627	43,149	42,875	843
Interest and dividends	54,524	158,894	247,058	4,856
Other income	7,451	24,840	13,795	271
Total revenues	651,414	1,446,793	1,451,838	28,540
Expenses:
Exchange, clearing and brokerage fees	142,885	429,630	656,081	12,897
Employee compensation and benefits	67,640	214,075	422,091	8,297
Information and communication	37,455	34,691	43,892	863
Advertisement expenses	25,210	27,056	80,122	1,575
Depreciation and amortization	20,647	39,567	62,551	1,230
Interest expense	40,153	90,893	97,285	1,912
General and administrative expenses	54,374	120,820	269,066	5,289
Total expenses	388,364	956,732	1,631,088	32,063
Earnings before income taxes	263,050	490,061	(179,250)	(3,523)
Income taxes	87,070	195,579	(48,212)	(948)
Earnings after income taxes	175,980	294,482	(131,038)	(2,575)
Share in profits of equity investee	73,233	6,531	(2,408)	(47)
Earnings before extraordinary gain	249,213	301,013	(133,446)	(2,622)
Share in extraordinary gain of equity investee	3,956	62,597	45,514	895
Minority interest	-	-	2,368	47
Net income	253,169	363,610	(85,564)	(1,680)
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	33.21	38.80	(14.87)	(0.29)
Basic and diluted: Extraordinary gain	0.53	8.07	5.07	0.10
Basic and diluted: Net income	33.74	46.87	(9.53)	(0.19)
Weighted average number of shares used to compute basic and diluted earnings per share	7,505,100	7,757,206	8,974,573	8,974,573

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

 Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2008	2009	2009 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	53,103	51,727	1,017
Receivables from clearing organisations (net of allowance for doubtful debts of Rs Nil in 2008 and Rs Nil in 2009)	529,751	462,941	9,100
Receivables from customers (net of allowance for doubtful debts of Rs. 14,034 in 2008 and Rs. 46,694 in 2009)	1,028,358	874,055	17,182
Due from related parties	203,432	67,007	1,317
Securities owned:
Marketable, at market value	865,828	1,007,682	19,809
Not readily marketable, at estimated fair value	-	-	-
Commodities, at market value	18,637	17,664	347
Derivatives assets held for trading	1,905	-	-
Investments	17,374	31,299	615
Deposits with clearing organisations and others	1,927,960	1,600,865	31,470
Property and equipment (net of accumulated depreciation of Rs. 59,991 in 2008 and Rs. 99,703 in 2009)	97,005	194,119	3,816
Intangible assets (net of accumulated amortization of Rs. 22,200 in 2008 and Rs. 37,485 in 2009)	25,736	46,949	923
Deferred taxes, net	12,006	70,676	1,389
Other assets	129,008	1,003,691	19,731
Total Assets	4,910,103	5,428,675	106,716
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	39,908	21,571	424
Payable to customers	1,047,706	1,239,598	24,368
Derivatives held for trading	363	125,305	2,463
Accounts payable, accrued expenses and other liabilities	124,975	132,635	2,607
Due to related parties	776,024	647,948	12,737
Overdrafts and long term debt	629,293	389,247	7,652
Total Liabilities	2,618,269	2,556,304	50,251
Commitments and contingencies (Note 28)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2008	2009	2009 Convenience translation into US$ (unaudited)
Minority interest	-	36,852	724
Shareholders' Equity
Common Stock	88,035	89,921	1,768
(15,000,000 common shares authorized; 8,803,500 and 8,992,146 equity shares issued and outstanding as of March 31, 2008 and 2009; par value Rs. 10)
Additional paid in capital	1,371,543	1,999,726	39,311
Retained earnings	832,477	746,913	14,682
Accumulated other comprehensive income / (loss)	(221)	(1,041)	(20)
Total Shareholders' Equity	2,291,834	2,835,519	55,741
Total Liabilities and Shareholders' Equity	4,910,103	5,428,675	106,716

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2007	2008	2009	2009 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	253,169	363,610	(85,564)	(1,680)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	20,647	39,567	62,551	1,230
Deferred tax expense / (benefit)	(7,629)	(6,909)	(58,532)	(1,151)
Share of profits in equity investee and extraordinary gain	(77,189)	(6,531)	2,408	47
(Gain)/Loss on sale of property and equipment	(325)	23	(404)	(8)
Fair value (gain) / loss on investment	-	-	10,396	203
Fair value (gain) / loss on trading securities	7,478	31,140	28,974	570
Minority interest	-	-	(2,368)	(47)
Extraordinary gain	-	(62,597)	(45,514)	(895)
Allowance for doubtful debts	1,598	10,979	58,500	1,149
Provision for gratuity	819	2,163	2,676	53
Changes in assets and liabilities:
Receivables from clearing organizations	(193,335)	(335,605)	66,810	1,313
Receivables from customers	(80,126)	(758,540)	129,504	2,546
Dues from related parties	80,224	(196,307)	136,425	2,682
Dues to related parties	152,993	622,386	(128,076)	(2,518)
Securities owned	(94,853)	(515,419)	(125,552)	(2,468)
Commodities	-	533,171	973	19
Derivatives held for trading, net	4,216	(9,507)	126,847	2,494
Deposits with clearing organizations and others	(364,113)	(788,978)	327,095	6,430
Other assets	(45,270)	(54,674)	(503,269)	(9,893)
Payable to broker-dealers and clearing organizations	(58,250)	17,340	(18,337)	(360)
Payable to customers	61,870	(114,061)	148,802	2,925
Book overdraft	16,824	111,111	1,400	28
Accrued expenses	25,614	51,692	(304,616)	(5,989)
Net cash used in operating activities	(295,638)	(1,065,946)	(168,871)	(3,320)
Cash flows from investing activities
Purchase of property and equipment	(44,008)	(40,653)	(148,934)	(2,928)
Proceeds from sale of property and equipment	334	387	1,196	24
Purchase of investments	-	(4,890)	-	-
Sale of investments	-	-	322	6
Acquisition of intangible assets	(8,471)	(21,852)	(35,525)	(698)
Acquisition of subsidaries, net of cash acquired	-	(82,334)	(36,510)	(718)
Net cash used in investing activities	(52,145)	(149,342)	(219,451)	(4,314)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in Thousands)	2007	2008	2009	2009 Convenience translation into US$ (unaudited)
Cash flows from financing activities
Net movement in overdrafts and long term debt	359,058	(91,046)	(243,322)	(4,783)
Proceeds from issue of share capital, net of incremental costs	-	1,341,027	630,068	12,386
Net cash provided by financing activities	359,058	1,249,981	386,746	7,603
Effect of exchange rate changes on cash and cash equivalents	-	(437)	200	4
Net (decrease) / increase in cash and cash equivalents during the year	11,275	34,256	(1,376)	(27)

Add: Balance as of beginning of the year	7,572	18,847	53,103	1,044
Balance as of end of the year	18,847	53,103	51,727	1,017

Supplemental cash flow information:

Year ended March 31,	2007	2008	2009	2009 US $
Income taxes paid	79,472	352,509	45,741	899
Interest paid	40,153	82,955	72,277	1,421

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

(Rs. in thousands)	Common Stock		Additional paid in capital	Retained earnings	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of April 1, 2006	7,505,100	75,051	43,500	215,698	-	334,249
Issuance of common shares	-	-	-	-	-	-
Net income for the year	-	-	-	253,169	-	253,169
Balance as of March 31, 2007	7,505,100	75,051	43,500	468,867	-	587,418
Issuance of common shares	1,298,400	12,984	1,328,043	-	-	1,341,027
Net income for the year	-	-	-	363,610	(221)	363,389
Balance as of March 31, 2008	8,803,500	88,035	1,371,543	832,477	(221)	2,291,834

Consolidated Statements of Changes in Shareholders’ Equity

(Rs. in thousands)	Common Stock		Additional paid in capital	Retained earnings	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of March 31, 2008	8,803,500	88,035	1,371,543	832,477	(221)	2,291,834
Issue of common share	188,646	1,886	628,183	-	-	630,069
Net income for the year	-	-	-	(85,564)	(820)	(86,384)
Balance as of March 31, 2009	8,992,146	89,921	1,999,726	746,913	(1,041)	2,835,519
Balance as of March 31, 2009 Convenience translation into US$		1,768	39,311	14,682	(20)	55,741

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE and MCX Stock Exchange Limited in currency segment of the Exchange. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds broking license from IRDA(Insurance & regulatory development authority of India) in the life and non life insurance.The Company has also acquired wholly owned subsidiary SMC Wealth Management Services which is engaged in the business of portfolio management consultancy. Further, in the month of August, 2008 the Company has also become holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI").

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Wealth Management, SMC Capitals & Moneywise Financial from the date of acquisition. All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency. Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2009 have been translated into U.S. dollars (US$) at US$1.00 = Rs. 50.87 based on the spot exchange as on March 31, 2009 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense .

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organisations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectibility and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Group expenses all advertising costs as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2009, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In October 2008, the FASB issued FSP FAS 157-3, “Determining Fair Value of Financial Assets When the Market for That Asset is Not Active.” The FSP clarifies that companies can use internal assumptions to determine the fair value of a financial asset when markets are inactive, and do not necessarily have to rely on broker quotes. The FSP confirms a joint statement by the FASB and the SEC in which they stated that companies can use internal assumptions when relevant market information does not exist and provides an example of how to determine the fair value for a financial asset in a non-active market. The FASB emphasized that the FSP is not new guidance, but rather clarifies the principles in SFAS 157.

Revisions resulting from a change in the valuation technique or its application should be accounted for prospectively as a change in accounting estimate.The FSP was effective upon issuance and did not have a material impact.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20,” to achieve more consistent determination of whether other-than-temporary impairments of available-for-sale or held-to-maturity debt securities have occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008 and applied prospectively. The impact of adopting this FSP was not material.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The FSP was effective upon issuance and did not have a material impact.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”). Financial Accounting Standards Board (“FASB”) has agreed to propose an indefinite delay of the effective dates of SOP 07-1. This amendment clarified the acceptability of the existing market practice of offsetting the amounts recorded for cash collateral receivables or payables against the fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting agreement, which was the Company’s prior accounting practice. Thus, this amendment did not affect the Group’s consolidated financial statements.

SFAS 159 provides an option on an instrument-by-instrument basis for most financial assets and liabilities to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of a financial asset, a financial liability, or a firm commitment and it may not be revoked. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that resulted prior to its adoption from being required to apply fair value accounting to certain economic hedges (e.g., derivatives) while having to measure the assets and liabilities being economically hedged using an accounting method other than fair value. The FSP was effective upon issuance and did not have a material impact.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the consolidated financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The Group will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Group in the process of evaluating the impact SFAS 160 will have on the Group’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" (“SFAS 141R”), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. SFAS 141R will become effective for the Company with its fiscal year beginning April 1, 2009. The Group will adopt SFAS 141R for all acquisitions consummated on or after April 1, 2009.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The Group will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Group in the process of evaluating the impact SFAS 161 will have on the Group’s consolidated financial statements.

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP requires that information about plan assets be disclosed, on an annual basis, based on the fair value disclosure requirements of SFAS 157. The disclosures about plan assets required by this FSP are effective for fiscal years ending after December 15, 2009, but would have no effect on the Consolidated Balance Sheet or Statement of Income.

In June 2008, the FASB issued an exposure draft proposing expanded disclosures regarding loss contingencies accounted for under FASB Statement No. 5, Accounting for Contingencies, and SFAS 141(R). This proposal increases the number of loss contingencies subject to disclosure and requires substantial quantitative and qualitative information to be provided about those loss contingencies. The proposed effective date is December 31, 2009.

In November 2008, the FASB ratified the consensus reached by the EITF on Issue 08-6, “Equity Method Investment Accounting Considerations” (Issue 08-6). Under Issue 08-6, an entity shall measure its equity method investment initially at cost in accordance with SFAS 141(R). Any other-than temporary impairment of an equity method investment should be recognized in accordance with Opinion 18. An equity method investor shall not separately test an investee’s underlying assets for impairment. Share issuance by an investee shall be accounted for as if the equity method investor had sold a proportionate share of its investment, with gain or loss recognized in earnings.Issue 08-6 is effective for Group on April 1, 2009, and is not expected to have a material impact.

In November 2008, the FASB ratified the consensus reached by the EITF on Issue 08-7, “Accounting for Defensive Intangible Assets” (Issue 08-7). According to Issue 08-7, an acquired defensive asset shall be accounted for as a separate unit of accounting (i.e., an asset separate from other assets of the acquirer). The useful life assigned to an acquired defensive asset shall be based on the period during which the asset would diminish in value. Issue 08-7 states that it would be rare for a defensive intangible asset to have an indefinite life. Issue 08-7 is effective for the Group on April 1, 2009, and is not expected to have a material impact.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP 157-4) . FSP 157-4 provides additional guidance to highlight and clarify the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. The guidance, which applies to all fair value measurements, does not change the objective of a fair value measurement. The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted in certain circumstances for periods ending after March 15, 2009. Entities are required to disclose, in the period of adoption of FSP 157-4, any changes in valuation technique and related inputs resulting from its application, together with the total effect of the change in valuation technique and related inputs by major category, if practicable. The Group is currently evaluating and assessing the impact, if any, of the adoption of FSP 157-4 on its consolidated financial statements.

In April, 2009, the FASB also issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP 115-2). FSP 115-2 establishes a new method of recognizing and reporting other-than-temporary impairments of debt securities. The FSP also contains additional disclosure requirements related to debt and equity securities. FSP 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. If an entity elects to early adopt FAS 115-2, it must concurrently adopt FSP FAS 157-4. The Group is currently evaluating and assessing the impact, if any, of the adoption of FSP 115-2 on its consolidated financial statements.

 In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Group does not expect the adoption of SFAS No. 162 to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. FAS 142-3”). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP No. FAS 142-3 will become effective for the Company with its fiscal year beginning April 1, 2009. The Group does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

       3.

 Business Combination

The Company has acquired 100% of outstanding common shares of SMC Wealth Management Services Limited (”SMC Wealth Management”) as on April 1, 2008 due to which SMC Wealth management has become the wholly owned subsidiary of the company. The purchase price was Rs. 6,028 comprising of cash only. The Company also acquired 600,000, 500,000 and 500,000 shares (face value Rs.10) of  SMC Wealth Management through fresh issue at a premium of  Rs. 30 per share as on August 16, 2008,  September 30, 2008 and March 16, 2009 respectively for a total cash consideration of Rs. 64,000. The acquisition was made to consolidate the group structure and realize benefits of synergies in operations of both entities.

The Company has acquired  6,000,000 Equity shares of  Rs. 10 face value of Moneywise Financial Services Private Limited through fresh issue at a premium of Rs. 20 per share as on July 31, 2008 as a resultant company holds 84% of total outstanding common shares of Moneywise Financial Services Private Limited due to which Moneywise Financial Services has become the subsidiary of the company. The purchase price was Rs.180,000 comprising of cash only.

The Company has also acquired 96% of outstanding common shares of SMC Capitals  Limited  as on August 16, 2008, due to which SMC Capitals  has become the  subsidiary of the company. The purchase price was Rs. 24,710 comprising of cash only.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions. The allocation of purchase price is as follows:

Purchase price as on April 1, 2008.
SMC Wealth Management Services Limited	Rs. in thousands	US $
Assets
Cash & cash equivalents	895	18
Receivables and deposits	6,053	119
Other assets	177	3
Liabilities
Accounts payable	560	11
Net assets acquired	6,565	129
Less: Purchase price allocation	6,028	118
Extraordinary gain	537	11

SMC Capitals Limited	Rs. in thousands	US $
Assets
Fixed assets	5,532	109
Cash & cash equivalents	35	1
Receivables and deposits	11,381	224
Other assets	45,454	893
Liabilities
Accounts payable	5,742	113
Net assets acquired	56,660	1,114
Less: MinorityInterest	2,231	44
Less: CostofInvestment	24,710	486
Extraordinary gain	29,719	584
Purchase price as on July 31, 2008.
Moneywise Financial Services (P) Limited	Rs. in thousands	US $
Assets
Inventories	45,273	890
Cash & cash equivalents	192,336	3,781
Receivables and deposits	16,268	320
Other assets	325,960	6,408
Liabilities
Accounts payable	41,128	808
Loans & advances	118,710	2,334
Others	188,461	3,705
Net assets acquired	231,538	4,552
Less: Minority interest	36,280	713
Less: Cost of investment	180,000	3,539
Extraordinary gain	15,258	300

Unaudited pro forma financial information

The unaudited financial information in the table below summarizes the combined results of operations of SMC Global, SMC Comtrade, SMC Capital, SMC Wealth and Moneywise Financial on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented also includes adjustments to depreciation on acquired property and equipment, amortization charges from acquired intangible assets.

Year ended, March 31	2008	2009	2009
			US $
Total revenue	1,503,432	1,439,109	28,290
Earnings before extraordinary gain	324,322	(151,381)	(2,976)
Net income	386,919	(105,867)	(2,081)
Earnings per share before extraordinary gain	41.81	(16.87)	(0.33)
Earnings per share	49.88	(11.80)	(0.23)

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organisation at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of March 31,	2008	2009	2009
			US $
Receivable from clearing organizations	529,751	462,941	9,100
Total	529,751	462,941	9,100

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2008	2009	2009
			US $
Equity shares	865,828	1,007,682	19,809
Total	865,828	1,007,682	19,809

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2008	2009	2008
			US $
Exchange traded derivatives held for trading	1,905	-	-
Total	1,905	-	-

8.

Other Assets

Other assets consist of:

As of March 31,	2008	2009	2009 US $
Advance for application of shares	3,169	211	4
Advance to BCCL	-	564,286	11,092
Advance for purchase of property	13,600	1,000	20
Prepaid expenses	18,988	24,444	481
Security deposits	22,249	48,517	954
Advance tax, net	48,196	66,536	1,308
Others	22,806	298,697	5,872
Total	129,008	1,003,691	19,731

PPrepaid expenses primarily include the un-expired portion of annual rentals paid for use of  leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co Limited for the period of five year ending on April 14, 2013.

9.

Property and Equipment

Property and equipment consist of:

As of March 31,	2008	2009	2009 US $
Building	10,320	37,694	741
Equipment	14,387	41,691	820
Furniture and Fixture	18,787	50,395	991
Computer Hardware	67,287	111,621	2,195
Vehicle	11,768	16,248	319
Satellite Equipment	34,447	36,173	711
Total property and equipment	156,996	293,822	5,777
Less: Accumulated depreciation	59,991	99,703	1,961
Total property and equipment, net	97,005	194,119	3,816

Depreciation expense amounted to Rs. 16,262, Rs. 29,135 and Rs. 47,230 for the years ended March 31, 2007, 2008 and 2009 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2008	2009	2009 US $
Vehicle	4,214	4,391	86
Total leased property and equipment	4,214	4,391	86
Less: Accumulated depreciation	679	1,218	24
Total leased property and equipment, net	3,535	3,173	62

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 18,618 and Rs. 32,284 as of March 31, 2008 and 2009.

10.

Intangible Assets

Intangible assets consist of:

As of March 31,	2008	2009	2009 US $
Intangible assets subject to amortization
Software	36,857	70,908	1,393
Customer relationship	7,500	7,500	147
Intangible assets not subject to amortization
Goodwill	1,500	1,500	29
Membership in exchange	2,079	4,526	91
Total intangible assets	47,936	84,434	1,660
Less: Accumulated amortization	22,200	37,485	737
Total intangible assets, net	25,736	46,949	923

Amortization expense amounted to Rs. 4,385, Rs. 10,432 and Rs. 15,321 for the years ended March 31, 2007, 2008 and 2009 respectively.

The gross carrying value of fully amortized assets included in the intangible assets above which are still in active use were Rs. 1,520 and  Rs. 5,225 as on March 31,2008 and 2009.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2010	21,031
2011	14,565
2012	11,353

11.

Investments

Investments consist of:

As of March 31,	2008	2009	2009 US $
Investments accounted for by equity method	4,997	19,287	379
Investments carried at cost	12,377	12,012	236
Total	17,374	31,299	615

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Shreya.Com. Private Limited. The Group accounts for its investment in Shreya.Com. Private Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 19,287 as on March 31, 2009.

Investments at cost: SMC Global holds 970,000 shares, representing 8.1% interest in SAM Global Securities Limited (“SAM Global”). The carrying value of the investment at original acquisition cost is Rs. 1,959. The Group accounts for its investment in SAM Global under cost method of accounting. The equity shares of SAM Global are listed but not actively traded at stock exchanges therefore the market rate is not available. SMC Comtrade holds shares in SMC Share Broker Limited. These investments are accounted for at cost. The market value of the said investment is not readily determinable. Based on a review of the financial statements of SAM and SMC Share Broker Limited, the Group has determined that there is no impairment in the carrying value of the investment.

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 388,594 and Rs. 54,983 as of March 31, 2008 and 2009, respectively, at average effective interest rates of 10.1% and 11.98%, respectively.  Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 238,254 and Rs. 332,657 at March 31, 2008 and 2009, respectively.

Long Term Debt

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs. 2,445 and Rs. 1,607 at March 31, 2008 and 2009, respectively, at average effective interest rates of 8.3% and 8.3%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2009, are Rs. 1,046 in fiscal 2010, Rs. 522 in fiscal 2011 and Rs. 39 in fiscal 2012.

Refer Note 21 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI and NSE in India. The Company is required to maintain net capital of Rs. 30,000. As of March 31, 2008 and 2009, the net capital as calculated in the periodic reports was Rs. 1,360,282 and Rs. 2,352,594, which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of Rs. 5,000 each. As of March 31, 2008 and 2009, the net capital as calculated in the periodic reports was Rs. 336,774 and Rs.348,635, which was in excess of its net capital requirement.

SMC Comex is subject to regulations of  DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand which is equivalent to Rs. 17,805. As of March 31, 2008 and 2009, the net capital as calculated in the periodic reports was Rs. 15,896 and Rs. 5,851 which was in excess of its net capital requirement.

14.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). The securities transactions tax in respect of proprietary trading amounted to Rs. 89,893, Rs. 284,232 and Rs. 347,406 for the years ended March 31, 2007, 2008 and 2009 respectively. Under the Indian Income Tax Act, the Company can set-off the amount paid for STT towards its liability for taxes on income arising from taxable securities transactions till March 31, 2008. With effect from April 1, 2008 the income tax provision related to STT has been amended. The STT will be treated as an expense and will be deducted from income to determine taxable income. STT which cannot be set off against taxes on income is charged to expense for the year ended March 31 2007 and 2008. However STT is allowed to set off as expenses for the year ended March 31, 2009. STT charged to expense amounted to Rs. 19,716 Rs. 122,700 and Rs. 347,406 for the years ended March 31, 2007, 2008 and 2009 respectively.

15.

Payable to Broker Dealers and Clearing Organizations

As of March 31,	2008	2009	2009 US $
Payable to clearing organizations	7,408	11,733	231
Commission payable	32,500	9,838	193
Total	39,908	21,571	424

16.

Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2008	2009	2009 US $
Security deposits	27,568	27,275	536
Accrued expenses	38,400	40,785	802
Other liabilities	12,779	22,013	433
Provision for gratuity	4,014	6,390	126
Salary payable	24,739	26,316	517
Others	17,475	9,856	193
Total	124,975	132,635	2,607

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

17.

Distribution Income

The net distribution income comprises of:

Year ended March 31,	2007	2008	2009	2009 US $
Gross distribution revenue	117,443	291,640	101,986	2,005
Less: Distribution revenues attributable to sub-brokers	95,816	248,491	59,111	1,162
Net distribution income	21,627	43,149	42,875	843

18.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2007	2008	2009	2009 US $
Domestic taxes
Current	94,699	202,488	10,320	203
Deferred	(7,629)	(6,909)	(58,532)	(1,151)
Aggregate taxes	87,070	195,579	(48,212)	(948)

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2007	2008	2009	2009 US $
Net income before taxes	263,050	490,061	(179,250)	3,523
Enacted tax rates in India	33.7%	34.0%	34.0%	34.0%
Computed tax expense	88,543	166,571	(60,927)	(1,198)
Permanent differences
Securities transaction tax charged to expense	6,637	41,706	-	-
Exempt income	-	(7,339)	-	-
Provision for litigation reserve	-	-	595	12
Other permanent differences	(295)	778	12,120	238
Rebate allowed under Indian Income tax act	(7,815)	(6,435)	-	-
Others	-	298	-	-
Income taxes recognized in the statement of income	87,070	195,579	(48,212)	(948)

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2008	2009	2009 US $
Deferred tax assets:
Provision for gratuity	1,365	2,137	42
Allowance for doubtful debts	4,770	15,418	303
Provision of SEBI settlement charges	-	595	12
Revenue/expenses not recognized for tax purposes	11,528	25,608	503
Others (including deferred VSAT recovery)	6,354	40,058	787
Total deferred tax assets	24,017	83,816	1,647

Deferred tax liabilities:
Property and equipment	12,011	13,140	258
Total deferred tax liabilities	12,011	13,140	258
Net deferred tax (liabilities)/assets	12,006	70,676	1,389

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2007-08 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2008 and 2009, the Group had outstanding derivative contracts with notional amounts of Rs. 1,897,874 and Rs. 2,084,415, respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands; it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2008 and 2009 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2008	2009	2009
			US $
Derivative assets	1,905	-	-
Total	1,905	-	-

As of March 31,	2008	2009	2009 US $
Derivative liabilities	363	125,305	2,463
Total	363	125,305	2,463

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favor of bank and / or taking loan against the same. At March 31, 2008, the fair value of securities received as collateral under the agreements with customers was Rs. 1,321,094, and the fair value of the collateral that had been re-pledged was Rs. 371,557. At March 31, 2009, the fair value of securities received as collateral under the agreements with customers was Rs. 1,433,446 and the fair value of the collateral that had been re-pledged was Rs. 643,681.

(a)

Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2008 and 2009, the Group, with certain limitations, had access to Rs. 467,327 and Rs. 569,517 in unutilized bank borrowings and Rs. 496,000 and Rs. 1,001,750 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 28 for an overview of pending regulatory and litigation matters.

4.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Global, and the amounts recognized in SMC Global’s balance sheets and statements of income.

As of March 31,	2007	2008	2009	2009 US $
Accumulated benefit obligation	990	1,911	4068	80
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	1,032	1,851	6,594	130
Service cost	494	995	4,515	89
Interest cost	79	200	527	10
Actuarial loss/(gain)	246	3,197	(2,774)	(55)
Acquisition of subsidiary	-	146	-	-
Projected benefit obligation as of end of the year	1,851	6,389	8,862	174
Change in plan assets
Employer contribution	384	1,748	298	6
Fair value of plan assets as of end of the year	384	2,375	2,472	49
Funded status of plan	(1,467)	(4,014)	(6,390)	(125)
Accrued benefit cost	(1,467)	(4,014)	(6,390)	(125)

The components of net gratuity cost are reflected below:

Year ended March 31,	2007	2008	2009	2009 US $
Service cost	494	995	4,515	89
Interest cost	79	200	527	10
Amortization	246	3,197	(190)	(4)
Net gratuity costs	819	4,392	4,852	95

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2007, 2008 and 2009 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2007	2008	2009
Discount rate	10.0%	8.0%	7.5%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	7.0%	4.5%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2007	2008	2009
Discount rate	10.0%	8.0%	7.5%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	7.0%	4.5%
Expected rate of return on assets	7.5%	8.0%	7.5%

SMC Global expects to contribute Rs. 7,400 to its Gratuity plan during the year ending March 31, 2010. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2010	16
2011	41
2012	120
2013	395
2014	1,020
2015-2019	12,125

The group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2009, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 2,068, Rs. 3,102 and Rs. 4,680 for the years ended March 31, 2007, 2008 and 2009 respectively.

5.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2008	2009	2009 US $
Fixed deposits	1,835,695	1,489,981	29,290
Securities owned	371,557	579,305	11,388
Property and equipment	9,531	9,531	187
Total	2,216,783	2,078,817	40,865

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, and equitable mortgage on specified office building for credit facilities provided to the Group. The bank also has charge on advances against checks/ drafts of bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Group with or without documents such as railway receipts, lorry receipts, air ways bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

Oriental Bank of Commerce, one of the bankers to the Group, has created equitable mortgage on specified property together with all buildings, super structures, property and equipment constructed or to be constructed, installed and or to be installed and all accretions there to, for credit facilities provided to the Group.

Dena Bank, one of the bankers to the Group, has created charge over goods, book debts, movable assets, for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit 0, for credit facilities provided to the Group.

Punjab National Bank, one of the bankers to the Group, has created equitable mortgage on specified property, for credit facilities provided to the Group.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.

6.

Related Party Transactions

Significant related party transactions comprise of:

Year ended March 31,	2007	2008	2009	2009 US $
Services provided by SMC Group to:
Companies in which principal shareholders having not less than 10.0% shareholding	370	2,118	-	-

Services received by SMC Group from:
Companies in which principal shareholders having not less than 10.0% shareholding	-	1,789	27	1

The balances receivable from and payable to related parties are as follows:

As of March 31,	2008	2009	2009 US $
Amounts due from related parties:
Companies in which principal shareholders having not less than 10.0% shareholding	203,432	67,007	1,317
Amounts due to related parties:
Companies in which principal shareholders having not less than 10.0% shareholding	776,024	647,948	12,737

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

7.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The group has recognized two segments in the current year: Capital and derivatives markets and commodities. The recognition of the segments is made as SMC Comtrade became wholly owned subsidiary on April 26, 2007 and SMC Comtrade financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year ended March 31,	2009
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	Total	US $
Revenue from external customer excluding interest income	996,298	145,674	77,827	1,943	(25,988)	9,026	1,204,780	23,683
Interest income	224,475	18,515	105	-	3,963	-	247,058	4,857
Interest expenses	90,739	6,308	210	15	2	11	97,285	1,912
Deprecation and amortization	49,808	7,541	4,112	669	2	419	62,551	1,230
Income taxes	(916)	(1,332)	(17,492)	(9,904)	(15,353)	(3,215)	(48,212)	(948)
Earnings after taxes	14,478	(67,599)	(39,081)	(22,561)	(8,701)	(7,574)	(131,038)	(2,575h)
Total assets	4,585,097	399,359	35,671	55,624	289,536	63,388	5,428,675	106,717

Year ended March 31,	2008
	Capital and derivates markets	Commodities	Wealth Management	NBFC Services	Merchant Banking	Elimination	Total	US $
Revenue from external customer excluding interest income	1,106,536	202,954	5,035	2,862	27,315	35,212	1,309,490	25,742
Interest income	119,851	17,452	-	-	28	28	137,303	2,699
Interest expense	75,810	15,083	-	235	1	236	90,893	1,787
Depreciation and amortization	34,406	5,161	1	-	582	583	39,567	778
Income taxes	165,527	30,052	5,328	164	2,463	7,955	195,579	3,845
Earnings after taxes	239,827	54,655	4,298	299	4,972	9,569	294,482	5,789
Total assets	4,249,896	660,207	48,003	87,392	57,916	193,311	4,910,103	96,523

8.

Common Stock

The Company has issued and allotted 1,88,646 common stock of face value of Rs.10 each at a premium of Rs. 3,330 to Bennett, Coleman & Co. Limited through private placement on preferential basis on May 5, 2008. Simultaneously, the Company entered into an advertising agreement with Bennett, Coleman & Co. under which it paid the amount received for shares as advance to be utilized against advertisements.

9.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value: The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities: Fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings: The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

10.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers of securities & commodities segment:

Year ended March 31, (in %)	2007	2008	2009
Revenue from top two customers	17.8%	4.1%	4.3%
Revenue from top five customers	26.1%	9.4%	7.1%
Revenue from top ten customers	33.9%	14.1%	9.6%

11.

Dividend

Final dividends proposed by the Board of Directors are payable when formally declared by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs. 398,336, Rs. 630,823 and  Rs. 753,745 as of March 31, 2007, 2008 and 2009 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10.0% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10.0%, depending on the dividend percentage to be declared in such year.

12.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to Rs. 3,786, Rs. 18,130 and Rs. 84,716 for the years ended March 31, 2007, 2008 and 2009 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2008 and 2009, guarantees of Rs. 1,949,175 and Rs. 2,495,275 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

As of March 31, 2008 and 2009, the Company has provided corporate guarantees of Rs. 236,500 and Rs. 450,000 to banks for guarantees issued by banks for SMC Comtrade to exchange clearing houses, in the ordinary course of business.

As of March 31, 2008 and 2009, the Company has provided corporate guarantees of Rs. 290,000 and Rs. 500,000 to banks for guarantees issued by banks for SAM Global Securities Limited to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Group is carrying reserves of Rs. 1,750 for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.”  As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

Show Cause Notice (“SCN”) dated November 23, 2004, December 6, 2004 and November 17, 2006 from Securities and Exchange Board of India (“SEBI”)

There was a sharp fall in the Indian stock market on May 17, 2004. SEBI alleged that sale transactions of SMC Global on this day had significant impact on lowering the price of significant number of the selected scrips and Nifty Futures on a large number of occasions and the sell orders placed by it appear to have added to the momentum of such fall and aggravated the market crisis.

In addition to the aforesaid allegations, SEBI has alleged certain other irregularities, pursuant to inspections conducted on SMC Global.

SEBI had asked the Company to show cause as to why appropriate action under SEBI Act and Regulations should not be taken against the Company.

The Company has submitted its response, denying the allegations. The Company has submitted that it has carried out bonafide transactions and followed rules and regulations in respect of dealings on May 17, 2004. There was no motive behind the Company’s transactions to artificially depress the prices of securities. The other irregularities alleged are not sustainable and even in cases when these exist; the lapses were nominal and administrative in nature. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India in September 2007. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount. SEBI has accepted the consent proposal in June 2008 subject to payment of Rs. 1,500 as settlement charges, which the Company has paid on June 27, 2008.

Matter has been settled vide consent order passed by HPAC of SEBI via their order dated August 8, 2008.

SCN under SEBI Rules dated October 25, 2005

Investigations were conducted by SEBI in the matter of the dealings in the scrip of DSQ Biotech Limited (“DSQ”). SEBI has alleged that synchronised trades and fictitious trades were executed by the entities of the DSQ group through accommodating brokers. SEBI alleged that SMC Global has actively aided and abetted the clients in the creation of the false market in the scrip by executing the transactions without the intention to transfer the beneficial interest in the security. An enquiry was ordered against the Company and enquiry officer recommended a penalty of censure against the Company. SEBI has issued a SCN on November 7, 2006 to the Company as to why the appropriate penalty including penalty as recommended by the Enquiry Officer should not be imposed.

The Company has denied the allegations in its response to SEBI. The Company has submitted that due skill, care and diligence were exercised in the conduct of the business. However SEBI did not accept the contention of the Company and levied penalty as recommended by the Enquiry Officer through order dated January 1, 2008.

Aggrieved by the order, the Company had filed an appeal with the Securities Appellate Tribunal, Mumbai which has set aside the order passed by the SEBI in the aforesaid matter vide their order dated May 2, 2008.

SCN under SEBI Rules dated September 28, 2006

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that SMC Global executed structured trades in the scrip of Jubilant Organosys Limited (“JOL”) in collusion with a group of brokers during the year 2003 and thereby violated Regulations.  SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in JOL scrip were executed in the normal and usual course of business through the systems of exchange and no off market deals were done in the scrip. No response has been received from SEBI in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India on February 13, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

 SEBI vide its letter dated April 23, 2009 has not accepted our earlier consent application of Rs 500 and vide our letter dated April 29, 2009 we have applied revised consent on terms of Rs. 975 as settlement fees and Rs. 25 as administrative charges. It is expected that it may be resolved any time.

Notice No. A&E/BS/PJ/125801/2008 DATD 15TH May, 2008- Adjudicating Officer

In the matter of certain dealing in F&O Segment of  NSE during 01.03.2004 to 31.03.2004. Notice incomplete- we have requested to forward us Annexure B of the notice and the same has received on 14.07.2008.

We have filed the application of consent order on August 4, 2008.

We have proposed to revise our offer to a consolidated sum of  Rs.750 as settlement fees towards consent terms whereupon the proceedings under Show Cause Notice No. A&E/BS/PJ/128801/2008 dated May 15,  2008 and SCN No. A&E/BS/ASG/121844/2008 March 31, 2008, mentioned under S.No. 2 and S.No.3 can be disposed off vide our letter dated 01-01-2009.

 In reply to our consent application in this regard, SEBI vide its consent order dated June 4, 2009 disposed the above adjudication against Company.

SCN under SEBI Rules dated October 15, 2007

 SEBI has alleged certain irregularities pursuant to inspection report for the period April 2002 to March 2004. SEBI in its SCN has asked the company to show cause as to why an inquiry should  not be held against the Company.

The Company has filed an application for consent before the Securities and Exchange Board of India on November 23, 2007. In April 2008, the Company paid Rs. 500  under the terms of consent to SEBI. SEBI issued the consent order in April 2008, disposing the adjudication proceedings without admitting or denying guilt by the Company and subject to the clauses of the undertakings and the waivers.

SEBI vide its consent order No. AO/BS/13/2008 dated April 30, 2008 settled the matter.

SCN under SEBI Rules dated March 31, 2008

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that during the period February 1, 2005 to March 31, 2005, SMC Global executed non genuine transactions in collusion with certain clients and brokers in the future and options segment of NSE. SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the SEBI on May 1, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Another SCN dated May 15, 2008 was received by the Company, containing similar allegations as stated above for the period March 1, 2004 to March 31, 2004. The Company has filed an application before the SEBI on June 1, 2008 for providing transaction logs and for grant of additional time for filing of reply. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

 In reply to our consent application in this regard, SEBI vide its consent order dated 5th June,2009 disposed the above adjudication against Company.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129911/2008 dated June 25, 2008-

In the matter of Proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995.

It has been alleged that omissions/commissions stated in the notice have resulted in violation of various Regulations of the SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We are in the process of availing the consent orders as described under SEBI Circular No. EFD/ED/Cir-1/2007 dated April 20, 2007. In our efforts towards availing consent order in this matter We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25,000 towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25,2009.

13.

Subsequent Events

a) The Board of Directors of the Company passed a resolution on April 18, 2008 for the amalgamation of SAM Global Securities Limited (“SAM”) with SMC Global Securities Limited (“SMC”). The Board of Directors of SAM also approved the resolution of amalgamation.

Under the scheme of amalgamation prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM will receive one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM. The scheme will require approval of shareholders/creditors of companies, stock exchanges where the shares of SMC and SAM are listed, Securities and Exchange Board of India and other regulatory authorities. Under the Companies Act of India, the scheme has also been approved by Hon’ble High Court of Delhi vide order dated February 26, 2009. The appointed date of amalgamation is January 1, 2008 however the date of amalgamation for the accounting purpose is April 1, 2009. Hence, the financial statements will accordingly stand consolidated with those of SAM Global Securities Limited for the accounting period commencing  from April 1, 2009.

The Shareholders in the Annual General Meeting held on October 29, 2008 authorized the Directors to allot 90,830 shares amounting to 1% of post issue equity @ Rs. 2,793 per share to Sanlam Investment Management (Proprietary) Limited (“SIM”) or its nominee and to issue 382,441 warrants @ Rs. 265 per warrant convertible into equal number of shares, amounting in aggregate to 5% of post conversion equity, on exercise of option to convert by SIM on further payment of Rs. 2,388 per share, through private placement on preferential basis, subject to regulatory approvals, in accordance with agreement entered into with SIM on September 14, 2008. The Group has also entered into agreements with SIM on September 14, 2008 for two joint ventures in India for Asset Management and Wealth Management businesses, in each one of which SIM was to invest, subject to regulatory approvals, Rs. 30,000 towards equity participation. A few of the regulatory approvals are still awaited and the parties have mutually extended the dates of various obligations and performances. Subject to receipt of the pending approvals the subscription is likely to be received after the date of signing of the accounts.